UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

October 1, 2014

ESP RESOURCES, INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-52506	98-0440762
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1003 South Hugh Wallis Road Suite G-1 Lafayette, Louisiana 70508 (Address of principal executive offices) (Zip Code)

(832) 342-9131

Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement

On October 1, 2014, ESP Petrochemicals, Inc., (the “Company”) a subsidiary of ESP Resources, Inc. entered into a Purchase and Sale Agreement (the “Factoring Agreement”) with Transfac Capital, Inc.

The Factoring Agreement has an initial term of Two (2) years (“Contract Term”) with automatically renewing successive Contract Terms. The Factoring Agreement may be terminated by the Company at the end of a Contract Term by providing notice to Transfac no more than Ninety (90) and no less than Sixty (60) days before the end of the current Contract Term. Transfac may terminate the Factoring Agreement at any time upon Thirty (30) days notice of an event of default. Under the terms of the Factoring Agreement, Transfac may purchase any accounts submitted by the Company. The Company shall pay a servicing fee equal to the greater of 0.75% or $10 and will be subject to others fees and charges and may be required to establish a reserve account as set forth in greater detail in the Factoring Agreement set forth as an exhibit to this current report and incorporated herein by reference. The Factoring Agreement is secured by substantially all of the Company’s assets and personally guaranteed by David Dugas and Tony Primeaux and guaranteed by ESP Resources, Inc. and ESP Ventures, Inc.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

10.1	Purchase and Sale Agreement between ESP Petrochemicals, Inc. and Transfac Capital, Inc. executed October 1, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 8, 2014	ESP RESOURCES, INC.

	By:	/s/ David Dugas
David Dugas
Chief Executive Officer